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                                          EXHIBIT 11

                     Statement Regarding Computation of Per Share Earnings

                        Three Months Ended September 30, 1999 and 1998

                       (Dollars in thousands, except per share amounts)

                                                             Three months ended September 30,
                                                                   1999            1998
                                                              -----------     -----------
Net income                                                    $     3,082     $     2,851
                                                              ===========     ===========

Number of shares outstanding:
  Weighted average shares issued                               11,899,371      11,900,000
  Less:  Weighted average shares held in treasury               3,066,216       2,608,412
  Less:  Average shares held by the ESOP                          952,000         952,000
  Plus:  ESOP shares released or committed to be released
            during the fiscal year                                415,443         323,862
                                                              -----------     -----------
         Average basic shares                                   8,296,598       8,663,450
  Plus:  Average common stock equivalents                         613,062         663,993
                                                              -----------     -----------
         Average diluted shares                                 8,909,660       9,327,443
                                                              ===========     ===========

Earnings per common share:
         Basic                                                $      0.37     $      0.33
                                                              ===========     ===========
         Diluted                                              $      0.35     $      0.31
                                                              ===========     ===========

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